Exhibit 23





Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1997, into UAL's previously filed Form S-8 and Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44552), Form S-8 Registration Statement (File No. 33-57331) and Form S-8 Registration Statement (File No. 333-03041) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan.

                                     /s/  Arthur Andersen LLP

                                     Arthur Andersen LLP


Chicago, Illinois
May 27, 1998